Exhibit 99.1

SCIENTIFIC GAMES ACQUIRES OBERTHUR GAMING TECHNOLOGIES (OGT)

NEW YORK, May 1 /PRNewswire-FirstCall/ — Scientific Games (Nasdaq: SGMS) announced today that it has acquired Oberthur Gaming Technologies, another leading manufacturer of instant lottery tickets. Scientific Games will pay approximately $100 million (approximately one-third of which is attributable to U.S. assets), subject to certain adjustments. The Company expects this acquisition to be neutral to 2007 earnings and accretive in 2008.

OGT reported revenues in 2006 of approximately $140 million (CAD). OGT operates three instant ticket plants located in Montreal, Canada; Sydney, Australia and San Antonio, Texas that have a total estimated capacity of approximately 13 billion instant tickets (2” x 4” equivalents) per year.

Lorne Weil, Chairman and CEO of Scientific Games commented on the deal, “OGT has a strong international presence in Canada and Australia, two important gaming markets for Scientific Games. They also supply Francaise Des Jeux, one of our most important European customers, and ONCE, a coveted customer in Spain. We look forward to offering an increased array of products and services to OGT’s existing customers. OGT also has an important portfolio of printing-related intellectual property, as well as core competencies for extended play styles such as Bingo. Our goal is to offer increased customer service, while simultaneously improving efficiency, productivity and competitiveness through cost synergies. We welcome OGT to the Scientific Games family.”

Emmanuele Savare, former President and CEO of Oberthur Gaming Technologies commented on the deal, “We think that this transaction is of great benefit to our employees and to our customers and in the end, to the entire lottery industry. This transaction will allow us to achieve efficiencies in manufacturing, purchasing and distribution for the entire benefit of our customers. The combined strengths of our companies will allow us to offer our customers a considerably broader product offering across the full breadth of lottery services than was possible in the past.”

About Oberthur Gaming Technologies

With more than 35 years of lottery-specific expertise and over a century’s experience in the security printing industry, Oberthur Gaming Technologies is a leader in the printing of innovative instant lottery tickets. OGT currently supplies a full range of high quality products and services to 100 clients in some 50 countries. The company has production units or sales offices in Montreal, Canada; San Antonio, Texas; Atlanta, Georgia; Philadelphia, Pennsylvania; Paris, France; Madrid, Spain; and Sydney, Australia. For more information on OGT please visit www.oberthurgt.com.

About Scientific Games

Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of fixed odds betting terminals and systems, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games’ customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

                    Company Contact:
                    Investor Relations
                    (212) 754-2233

                    Forward-Looking Statements

In this press release we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual outcomes may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions in our markets; technological change; retention and renewal of existing contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; seasonality; dependence on suppliers and manufacturers; factors associated with foreign operations; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE Scientific Games

CONTACT: Investor Relations, Scientific Games, +1-212-754-2233